Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-278660, No. 333-276712, No. 333-271473 and No. 333-264118) of Vinci Partners Investments Ltd. of our report dated February 7, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

April 18, 2024